UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2015

DOUBLE CROWN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Ave., Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 961-6016

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Effective May 30, 2015, stockholders representing a majority of the outstanding shares of the voting stock entitled to vote at a meeting of stockholders consented to the following in connection with the Company’s Consent Solicitation which ended May 30, 2015.

(a)	Each of Jerold S. Drew, Allen E. Lopez, Allan P. Jones, Joseph L. Menton, and Tricia Oakley was elected as a director for the ensuing year as follows:

		Consents		Broker Non-
	Consents For	Withheld	Abstain	Votes

Jerold S. Drew	262,244,465	1,967,851	968,242	41,150,487
Allen E. Lopez	257,742,440	6,974,051	464,067	41,150,487
Allan P. Jones	220,090,325	1,533,491	43,556,342	41,150,487
Joseph L. Menton	217,884,256	3,468,851	43,827,451	41,150,487
Tricia Oakley	260,747,124	3,472,051	961,383	41,150,487

(b)

An amendment to the Company’s articles of incorporation, as amended, to effect an increase in the Company’s authorized capital stock, at the discretion of our board of directors, from 500,000,000 shares to an amount not to exceed 1,000,000,000 shares, with the final amount of the increase to be determined at the discretion of our board, was approved as follows:

Consents For	Consents Against	Abstain	Broker Non-Votes

316,228,945	27,735,577	717,536	41,150,487

(c)	The Company’s executive officer compensation was approved by the following non-binding advisory consent:

Consents For	Consents Against	Abstain	Broker Non-Votes

246,085,873	18,122,135	972,550	41,150,487

(d)	Holding an advisory vote on executive compensation every three years was approved by the following non-binding advisory consent:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes

16,319,880	41,764,713	65,323,263	2,773,905	0

Until the next required vote on the frequency of stockholder advisory votes on the compensation of the Company’s executive officers, the Company intends to hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES INC.

Date: June 4, 2015	By:	/s/ Jerold S. Drew
	Name:	Jerold S. Drew
	Title:	Chairman of the Board and Chief Executive Officer